Exhibit 99.1

     Vitesse Reports Results for Fourth Quarter and Fiscal Year Ended 2005

     CAMARILLO, Calif.--(BUSINESS WIRE)--Oct. 27, 2005--Vitesse Semiconductor Corporation (NASDAQ: VTSS) ("Vitesse" or the "Company") today reported results for the fourth quarter and fiscal year ended September 30, 2005. Revenues in the fourth quarter of fiscal 2005 were $48.2 million, compared to $52.0 million in the fourth quarter of fiscal 2004, and $51.0 million in the third quarter of fiscal 2005. Revenues for the year ended September 30, 2005 were $190.8 million, compared to $218.8 million in the year ended September 30, 2004.
     In the fourth quarter of fiscal 2005, the Company was required to record a non-cash asset impairment charge in the amount of $49.4 million in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This charge represents the write-down of the book values of several assets to their fair market values. Additionally, the Company wrote down certain inventories and increased its inventory reserves in the fourth quarter of fiscal 2005, resulting in a charge of $5.3 million that is included in cost of revenues.
     On a generally accepted accounting principles (GAAP) basis, net loss for the fourth quarter of fiscal 2005 was $68.9 million, or $0.32 loss per share, compared to net loss of $3.1 million, or $0.01 loss per share, in the fourth quarter of fiscal 2004 and net loss of $11.8 million, or $0.05 loss per share, in the third quarter of fiscal 2005. Net loss for the year ended September 30, 2005 was $126.9 million, or $0.59 loss per share, compared to net loss of $33.1 million, or $0.15 loss per share, for the year ended September 30, 2004.
     Non-GAAP net loss for the fourth quarter of fiscal 2005 was $9.4 million, or $0.04 loss per share, compared to non-GAAP net loss of $3.9 million, or $0.02 loss per share, in the fourth quarter of fiscal 2004, and non-GAAP net loss of $7.2 million, or $0.03 loss per share, in the third quarter of fiscal 2005. Non-GAAP net loss for the year ended September 30, 2005 was $35.5 million, or $0.16 loss per share, compared to non-GAAP net income of $1.2 million, or $0.01 income per share, for the year ended September 30, 2004. Non-GAAP results for all periods presented exclude certain non-cash expenses including amortization of intangible assets, acquisition-related deferred stock-based compensation, employee stock purchase plan compensation, investment impairment charges, in process research and development charges, restructuring charges, inventory write-downs, and fixed asset impairment charges, and include an adjustment to income taxes. Excluded unusual cash items consist of acquisition-related other compensation expense, and the gain on sale of certain fixed assets.
     Vitesse's President and CEO, Lou Tomasetta, said, "As we had announced earlier this month, our revenues declined 5% sequentially due to softness in demand for our storage products that we saw towards the end of the quarter, as well as a delay by our customers in the ramp of SAS-based storage systems caused in turn by delays in the availability of next-generation processors.
     "During the quarter we continued to gain market share in our Ethernet business as we showed another quarter of double-digit sequential growth in this market. Finally, we took additional cost-cutting measures in October that will decrease our breakeven point. Overall, we remain well positioned in our markets and expect to resume top line growth this quarter."

     Conference Call Information

     The Company will hold a conference call on October 27, 2005 at 2:00 p.m. PDT. A live web cast of the call will be available on Vitesse's web site at www.vitesse.com. Those without Internet access may listen to the live conference call by dialing 1-800-450-5178 (United States and Canada) or 1-706-679-4116 (International). Conference name is "Vitesse Semiconductor Corporation." A replay of the web cast will be available on the Company's web site after the call. A telephone replay of the conference call will be available for seven days, beginning on October 27, 2005 at 4:00 p.m. PDT. The dial-in number for the telephone replay is 1-706-645-9291, conference ID number 1369446.

     About Vitesse

     Vitesse designs, develops and markets a diverse portfolio of high-performance, cost-competitive semiconductor solutions for communications and storage networks worldwide. Engineering excellence and dedicated customer service distinguish Vitesse as an industry leader in Gigabit Ethernet LAN, Ethernet-over-SONET, Advanced Switching, Fibre Channel, Serial Attached SCSI, Optical Transport, and other applications. Vitesse innovation empowers customers to deliver superior products for Enterprise, Access, Metro and Core applications. Additional company and product information is available at www.vitesse.com.

     Forward-Looking Statements

     This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future operating results and the markets for our products. Our actual results could differ materially from our forward looking statements for a variety of reasons, including among other things, failure of our markets to achieve expected growth, delays or cancellations of orders by our customers, competition in our markets, unexpected expenses or increased expenses associated with bringing new products to market and the discontinuation of certain operations, difficulties in bringing new products to market, costs associated with the integration of acquisitions, and possible future write-downs of assets. For a more complete discussion of the risks and uncertainties that may cause our actual results to differ materially from our forward looking statements, please read the reports we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2004 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

     Non-GAAP Financial Measures

     We provide non-GAAP statements of operations data and net income and loss in addition to our GAAP financial information. We believe that it is useful to provide financial analysts and investors with specific detail on expenses and gains that are either non-cash in nature or unusual. We believe that the elimination of non-cash items and unusual gains and losses, as reflected in our non-GAAP information provided in our filings, is helpful to analysts and investors who may wish to use some or all of this information to analyze our current performance, prospects and valuation. Similarly, our management uses the non-GAAP information internally to evaluate our operating performance and in formulating our budget for future periods.
     For the three months and twelve months ended September 30, 2005 and 2004, we have excluded several items from our non-GAAP net income (loss) figures. Excluded non-cash expenses consist of amortization of intangible assets, acquisition-related deferred stock-based compensation, employee stock purchase plan compensation, investment impairment charges, in process research and development charges, restructuring charges, inventory write-downs, and fixed asset impairment charges. Excluded unusual cash items consist of acquisition-related other compensation expense, and the gain on sale of fixed assets recorded in the quarter ended June 30, 2004.
     In addition to the adjustments discussed above, we also apply a non-GAAP tax rate to our non-GAAP income before taxes, which represents an expected long-term target rate based on various tax planning strategies that we have implemented in the past and that we expect to continue to implement in the future. This rate also assumes a certain mix of foreign shipments based on historical and expected trends, which may result in a shifting of income to lower tax jurisdictions. The non-GAAP tax rate does not take into account the various loss carryforwards, tax credits and reversal of the valuation allowance on the deferred tax assets which may result in a reduced GAAP tax rate. Our GAAP tax rate is expected to be significantly lower than this non-GAAP rate at least through fiscal 2006.
     Although we believe our non-GAAP measures provide useful information, these measures are not prepared in accordance with GAAP, and are not a substitute for our GAAP financial information. Please consult the reconciliation table immediately following the GAAP Statement of Operations for a reconciliation of GAAP results to non-GAAP results. For complete information on the non-cash expenses and unusual charges and gains eliminated from our GAAP results, please see our financial statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition" that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.


                   VITESSE SEMICONDUCTOR CORPORATION
                           FINANCIAL SUMMARY

Statement of Operations - GAAP basis (unaudited)
(in thousands except per share data)


                        Three Months Ended             Year Ended
                     ---------------------------- --------------------
                     Sept 30,  Sept 30, June 30,   Sept 30,  Sept 30,
                       2005      2004     2005       2005      2004
                     -------------------------------------------------

Revenues              $48,190  $52,012   $50,971   $190,778  $218,775
Costs and expenses:
  Cost of revenues     27,416   20,450    22,415     91,143    78,720
  Engineering and
   development         24,736   25,089    24,775    101,443   108,533
  Selling, general
   and administrative  13,312   12,322    12,725     50,127    47,356
  Restructuring
   charge                  --       --        65     10,475       886
  Impairment of long-
   lived assets        49,413       --        --     50,553        --
  Employee stock
   purchase plan
    compensation           --   (4,668)       --        527     5,420
  In process research
   and development         --       --        --         --     3,700
  Amortization of
   intangible assets    2,302    2,377     2,331      9,345     8,902
                     --------- -------- --------- ---------- ---------
Loss from operations,
 before other expense
 and income taxes     (68,989)  (3,558)  (11,340)  (122,835)  (34,742)
Other income
 (expense), net          (260)    (476)     (456)    (3,976)    1,017
Loss on extinguishment
 of debt                   --     (191)       --         --      (191)
                     --------- -------- --------- ---------- ---------
Loss from operations,
  before income taxes (69,249)  (4,225)  (11,796)  (126,811)  (33,916)
Income tax expense
 (benefit)               (319)  (1,121)       40         68      (851)
                     --------- -------- --------- ---------- ---------
Net loss             ($68,930) ($3,104) ($11,836) ($126,879) ($33,065)
                     ========= ======== ========= ========== =========
Net loss per share--
 diluted               ($0.32)  ($0.01)   ($0.05)    ($0.59)   ($0.15)
                     ========= ======== ========= ========== =========
Weighted average
 shares--diluted      218,546  216,872   216,607    216,130   215,726
                     ========= ======== ========= ========== =========



Condensed Consolidated Balance Sheet Data -- GAAP basis
----------------------------------------------------------------------
(in thousands)                        Sept 30,    June 30,   Sept 30,
                                        2005        2005       2004
                                     ----------- ----------- ---------
                                     (unaudited) (unaudited)
Assets:
------------------------------------
Cash and investments                    $32,000     $34,104  $183,125
Accounts receivables, net                30,403      33,375    36,447
Inventories, net                         35,158      40,764    41,162
Prepaid expenses and other current
 assets                                   7,485       7,686     9,524
Restricted cash                               8         814     6,600
Property and equipment,  net             58,074     109,825    74,403
Restricted deposits                           0           0    48,217
Goodwill and intangible assets          238,916     240,944   243,092
Other assets                              9,292      10,583    16,448
                                     ----------- ----------- ---------
   Total assets                        $411,336    $478,095  $659,018
                                     =========== =========== =========

Liabilities and Shareholders' Equity:
------------------------------------
Accounts payable                        $20,188     $17,881   $17,789
Accrued expenses and other current
 liabilities                             27,472      31,451    25,077
Accrued restructuring                     2,020       3,126    13,553
Accrued interest                            725         530       267
Deferred gain                             4,319       4,319     5,210
Income taxes payable                        699       1,784     1,511
Other long-term liabilities               3,916       1,146     1,146
Convertible debt, due March 2005              0           0   132,746
Convertible debt, due October 2024       96,700      96,700    90,000
Minority interest                           772         772     1,481
Shareholders' equity                    254,525     320,386   370,238
                                     ----------- ----------- ---------
   Total liabilities and
    shareholders' equity               $411,336    $478,095  $659,018
                                     =========== =========== =========


                   VITESSE SEMICONDUCTOR CORPORATION
                           FINANCIAL SUMMARY

Reconciliation of GAAP net loss to non- GAAP net income (loss):
(in thousands except per share data)

                          Three Months Ended           Year Ended
                     ---------------------------- --------------------
                     Sept 30,  Sept 30, June 30,   Sept 30,  Sept 30,
                        2005      2004     2005       2005      2004
                     -------------------------------------------------

GAAP net loss        ($68,930) ($3,104) ($11,836) ($126,879) ($33,065)
 Adjustments to net
  loss:
  Amortization of
   intangibles(1)       2,302    2,377     2,331      9,345     8,902
  Amortization of
   deferred
   compensation(2)         32    1,406       149      1,499    17,993
  Other compensation
   expense(3)             152      263       114      1,403     1,756
  Employee stock
   purchase plan
   compensation(4)          -   (4,668)        -        527     5,420
  Investment
   impairment charge(5)    (9)       -       (73)     2,214       119
  In process research and
   development charge(6)    -        -         -          -     3,700
  Restructuring charge(7)   -        -        65     10,475       886
  Gain on sale of
   fixed assets(8)          -        -         -          -    (3,235)
  Loss on extinguishment
   of debt(9)               -      191         -          -       191
  Net gain on termination of
   swap related to
   extinguishement
   of debt(9)               -     (296)        -          -      (296)
  Inventory
   obsolescence
   charge(10)           5,261        -         -      5,261         -
  Impairement of
   long-lived
   assets(11)          49,413        -         -     49,413         -
  Fixed asset
   impairment
   charge(12)               -        -         -      1,140         -
  Income taxes(13)      2,343      (32)    2,066     10,087    (1,185)
                     --------- -------- --------- ---------- ---------
Non-GAAP net income
 (loss)               ($9,436) ($3,863)  ($7,184)  ($35,515)   $1,186
                     ========= ======== ========= ========== =========

GAAP net loss per
 share--diluted        ($0.32)  ($0.01)   ($0.05)    ($0.59)   ($0.15)
Adjustment to net
 loss per share--
 diluted                 0.28    (0.01)     0.02       0.43     $0.16
                     --------- -------- --------- ---------- ---------
Non-GAAP net income
 (loss) per share
 --diluted             ($0.04)  ($0.02)   ($0.03)    ($0.16)    $0.01
                     ========= ======== ========= ========== =========
Shares used to
 calculate non-GAAP net
 income (loss) per
 share--diluted        218,546  216,872   216,607    216,130   216,648
                     ========= ======== ========= ========== =========


Non-GAAP Adjustments:
The GAAP net loss has been adjusted to reflect the following:

(1) The elimination of the non-cash amortization of identifiable intangible assets associated with purchase acquisitions.
(2) The elimination of the non-cash amortization of deferred compensation expense associated with stock options issued in purchase transactions, which amounts are included under engineering and development expense.
(3) The elimination of other compensation expense related to purchase transactions, which amounts are included under engineering and development expense.
(4) The elimination of the non-cash charge for employee stock purchase plan compensation that was recorded under the variable method of accounting in accordance with Emerging Issues Task Force 97-12, Accounting for Increased Share Authorizations in an IRS Section 423 Employee Stock Purchase Plan under APB Opinion No. 25. This amount can vary significantly based on changes in future stock price and levels of employee participation.
(5) The elimination of long-term investment impairment charges, which amounts are included under other expenses, net.
(6) The elimination of the non-cash in process research and development charge associated with our acquisition of Cicada.
(7) The elimination of a restructuring charge for excess facilities, severance expense, and fixed asset impairment.
(8) The elimination of the gain on sale of certain test equipment.
(9) The elimination of loss on early termination of long-term debt, and related net gain on termination of swap related to same debt.
(10) The elimination of a charge related to increasing inventory obsolescence reserves which amount is included in cost of revenues.
(11) The elimination of a long-lived asset impairment charge recorded in accordance with FASB 144, Accounting for the Impairment or Disposal of Long-Lived Assets.
(12) The elimination of a fixed asset impairment charge related to leased manufacturing equipment.
(13) The income tax adjustment from a GAAP rate to a non-GAAP rate of 22%, which represents an expected long-term target rate based on various tax planning strategies that the Company has implemented in the past and plans to continue in the future. This adjustment is included in income tax expense (benefit) for each of the periods presented. The non-GAAP tax rate does not take into account the various loss carry forwards, tax credits and reversal of the valuation allowance on the deferred tax assets which may result in a different GAAP tax rate.


     CONTACT: Vitesse Semiconductor Corporation
              Mr. Yatin Mody, Chief Financial Officer, 805-388-3700